EXHIBIT 5.1

January 10, 2017

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-215051) (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of up to 4,469,465 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are being offered and sold pursuant to a prospectus forming a part of a Registration Statement on Form S-1 under the Securities Act, originally filed with the Securities and Exchange Commission on the date hereof by the Company (such registration statement as amended and supplemented, the “Registration Statement” and the prospectus contained therein, the “Prospectus”).

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company that have occurred prior to the date hereof with respect to the Registration Statement and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (v) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 10, 2017 Page 2

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.